CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	April 29, 2013
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER 2013 RESULTS

Quarterly Highlights

▪	Net income of $12.6 million or $0.70 per diluted common share
▪	Return on average common equity of 15.18%
▪	Net interest margin of 3.77%
▪	Provision for loan and lease losses decreased $1.7 million or 73% over first quarter 2012
▪	Gains on sale of loans increased $1.4 million or 17% over first quarter 2012
▪	Nonperforming assets decreased $9.6 million or 12% since year-end 2012

	Quarter Ended March 31,
	2013	2012
Net income (in millions)	$12.6	$12.8
Net income available to common stockholders (in millions)	12.1	11.8
Diluted earnings per common share	0.70	0.71

Return on average assets	1.00%	1.12%
Return on average common equity	15.18	17.27
Net interest margin	3.77	4.23

“Like 2012, Heartland is off to an excellent start in 2013. With first quarter net income of $12.6 million, we had our fourth best quarter on record. The company's strong performance is the result of solid net interest income along with a sharp drop in the provision for loan and lease losses.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, April 29, 2013-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $12.6 million for the quarter ended March 31, 2013, which was a slight decrease from the $12.8 million recorded for the first quarter of 2012. Net income available to common stockholders was $12.1 million, or $0.70 per diluted common share, for the quarter ended March 31, 2013, compared to $11.8 million, or $0.71 per diluted common share, for the first quarter of 2012. Return on average common equity was 15.18% and return on average assets was 1.00% for the first quarter of 2013, compared to 17.27% and 1.12%, respectively, for the same quarter in 2012.

Earnings for the first quarter of 2013, in comparison to the first quarter of 2012, were positively affected by a lower provision for loan and lease losses, an increase in loan servicing income and gains on sale of loans attributable to the continued expansion of our mortgage operations and a reduction in net losses on repossessed assets. The first quarter of 2012 included $2.0 million in equity earnings from the sale of two low-income housing projects within partnerships in which Dubuque Bank and Trust Company was a member. The absence of comparable other noninterest income during the first quarter of 2013, combined with a significant increase in salaries and employee benefits, offset the improvements discussed above.

Commenting on Heartland's first quarter results, Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “Like 2012, Heartland is off to an excellent start in 2013. With first quarter net income of $12.6 million, we had our fourth best quarter on record. The company's strong performance is the result of solid net interest income along with a sharp drop in the provision for loan and lease losses."

Net Interest Margin Percentage Remains Stable; Increases in Dollars

Net interest margin, expressed as a percentage of average earning assets, was 3.77% during the first quarter of 2013 compared to 3.81% during the fourth quarter of 2012 and 4.23% during the first quarter of 2012.

Fuller said, “Net interest margin continues to hold up reasonably well given the decline in asset yields. At this point, we do not anticipate a substantial change in margin for the near future.”

On a tax-equivalent basis, interest income in the first quarter of 2013 was $50.0 million compared to $49.9 million in the first quarter of 2012. The small increase in interest income in the first quarter of 2013, as compared to the first quarter of 2012, was due to an increase in average earning assets, as the interest rate earned on those assets continued to decline throughout 2012 and the first quarter of 2013 due to the sustained low interest rate environment. The average interest rate earned on total earning assets was 4.60% during the first quarter of 2013 compared to 5.30% during the first quarter of 2012. The most significant contributor to these declines was the overall yield earned on the securities portfolio, which decreased 109 basis points during the quarter ended March 31, 2013, compared to the same quarter in 2012. Average earning assets increased $619.4 million or 16% during the first quarter of 2013 compared to the first quarter of 2012, with approximately $180.0 million attributable to the three acquisitions completed during the third and fourth quarters of 2012.

Interest expense for the first quarter of 2013 was $9.0 million, a decrease of $1.0 million or 10% from $10.0 million in the first quarter of 2012. Even though average interest bearing liabilities increased $331.3 million or 11% for the quarter ended March 31, 2013, as compared to the same quarter in 2012, the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 24 basis points decreasing from 1.31% in the first quarter of 2012 to 1.07% in the first quarter of 2013. Contributing to this improvement in interest expense was a continued change in the mix of deposits. Average savings balances, the lowest cost interest-bearing deposits, as a percentage of total average interest bearing deposits was 69% during the first quarter of 2013, compared to 68% for the first quarter of 2012. Additionally, the average interest rate paid on savings deposits was 0.34% during the first quarter of 2013 compared to 0.40% during the first quarter of 2012 and the average interest rate paid on time deposits was 1.61% during the first quarter of 2013 compared to 2.12% during the first quarter of 2012.

Net interest income on a tax-equivalent basis totaled $40.9 million during the first quarter of 2013, an increase of $1.1 million or 3% from the $39.8 million recorded during the first quarter of 2012.

Increases in Noninterest Income and Noninterest Expenses

Noninterest income was $26.5 million during the first quarter of 2013 compared to $23.4 million during the first quarter of 2012, an increase of $3.1 million or 13%. The categories contributing most significantly to the improvement in noninterest income in the first quarter of 2013 compared to the first quarter of 2012 were loan servicing income and gains on sale of loans. Loan servicing income increased $1.6 million or 92% for the first quarter of 2013 as compared to the first quarter of 2012 as mortgage servicing rights income, which is influenced by market interest rates for home mortgage loans and the level of loans Heartland originates and sells into the secondary market, increased significantly. Loan servicing income also includes the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $1.4 million during the first quarter of 2013 compared to $967,000 during the first quarter of 2012. The portfolio of mortgage loans serviced for others by Heartland totaled $2.35 billion at March 31, 2013, compared to $1.63 billion at March 31, 2012. Gains on sale of loans, which result primarily from the sale of mortgage loans into the secondary market, totaled $9.9 million during the first quarter of 2013 compared to $8.5 million during the first quarter of 2012. The volume of mortgage loans sold totaled $424.9 million during the first quarter of 2013, a 74% increase over the $243.8 million sold during the first quarter of 2012.

The following table summarizes Heartland's residential mortgage loan activity during the most recent five quarters, in thousands:

	As Of and For the Quarter Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Mortgage Servicing Fees	$1,430	$1,304	$1,123	$1,037	$967
Mortgage Servicing Rights Income	3,245	3,535	3,316	2,614	1,986
Mortgage Servicing Rights Amortization	(1,761)	(1,871)	(1,896)	(1,112)	(1,718)
Total Residential Mortgage Loan Servicing Income	$2,914	$2,968	$2,543	$2,539	$1,235
Valuation Adjustment on Mortgage Servicing Rights	$496	$197	$(493)	$(194)	$13
Gains On Sale of Residential Mortgage Loans	$9,641	$13,966	$13,750	$12,689	$8,502
Total Residential Mortgage Loan Applications	$556,890	$645,603	$672,382	$638,595	$549,315
Residential Mortgage Loans Originated	$432,974	$490,525	$488,658	$374,743	$293,724
Residential Mortgage Loans Sold	$424,931	$478,280	$448,704	$360,743	$243,836
Residential Mortgage Loan Servicing Portfolio	$2,349,596	$2,199,486	$1,963,567	$1,776,912	$1,626,129

As reflected in the table above, on a sequential quarterly basis, residential mortgage loan originations and the gains on sale of residential mortgage loans and the mortgage servicing rights income they create, decreased in the first quarter of 2013 as compared to the last quarter of 2012. These decreases resulted primarily from the seasonality typically experienced in mortgage loan activity during the first quarter of the year, coupled with a slight increase in residential mortgage loan interest rates. Heartland believes long term success in the mortgage banking business depends on its ability to shift toward the origination of loans for the purchase of new homes versus the refinance of mortgages on existing homes. For the first quarter of 2013, refinancing activity represented 70% of total mortgage loan originations compared to 71% during the fourth quarter of 2012, 64% during the third quarter of 2012 and 58% during the second quarter of 2012.

Securities gains totaled $3.4 million during the first quarter of 2013 compared to $3.9 million during the first quarter of 2012, as volatility in the bond market continued to provide opportunities to swap securities from one sector of the portfolio to another without significantly changing the duration of the portfolio. Offsetting, in part, the securities gains during the first quarter of 2012 was an impairment loss on securities totaling $981,000. Other noninterest income totaled $680,000 during the first quarter of 2013 compared to $2.6 million during the first quarter of 2012. Included in the other noninterest income during the first quarter of 2012 was $2.0 million in equity earnings which resulted from the sale of two low-income housing projects within partnerships in which Dubuque Bank and Trust Company was a member.

For the first quarter of 2013, noninterest expense totaled $46.7 million, an increase of $6.6 million or 16% from the same quarter of 2012. The primary contributor to this increase was the $5.7 million or 24% increase in salaries and employee benefits, a large portion of which resulted from the expansion of Heartland's residential loan origination operations, with a smaller portion attributable to the additional employees joining Heartland through the acquisitions completed during last two quarters of 2012. Full-time equivalent employees increased from 1,253 on March 31, 2012, to 1,532 on March 31, 2013, approximately 35 of which were from the acquisitions. The noninterest expenses categories experiencing significant increases during the first quarter of 2013 in comparison to the first quarter of

2012 were occupancy, which increased $703,000 or 28%, furniture and equipment, which increased $605,000 or 42%, and professional fees, which increased $783,000 or 28%. The only noninterest expenses category that experienced a decrease during the first quarter of 2013 in comparison to the first quarter of 2012 was net losses on repossessed assets, which decreased $1.6 million or 54%.

Fuller commented, “We noticed a seasonal slowdown in residential refinancing activity during the first quarter, yet we are operating at a much higher production level than last year. As a result, gains on sale of loans showed a nice increase from last year's first quarter. We were pleased to see a noticeable shift from mortgage refinance activity toward new home purchase business at the end of the first quarter. In March, purchase business represented 48% of loan applications.”

Heartland's effective tax rate was 29.39% for the first quarter of 2013 compared to 32.82% for the first quarter of 2012. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $200,000 during both the first quarter of 2013 and 2012. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 23.81% during the first quarter of 2013 compared to 15.95% during the first quarter of 2012. The tax-equivalent adjustment for this tax-exempt interest income was $2.3 million during the first quarter of 2013 compared to $1.6 million during the first quarter of 2012.

Slight Decreases in Both Loans and Deposits

Total assets were $4.90 billion at March 31, 2013, a decrease of $90.0 million since December 31, 2012. Securities represented 32% of total assets at March 31, 2013, compared to 31% at year-end 2012.

Total loans and leases held to maturity were $2.79 billion at March 31, 2013, compared to $2.82 billion at year-end 2012, a decrease of $31.7 million or 4% annualized, a good portion of which was attributable to seasonal paydowns on agricultural and commercial lines of credit. Additionally, payoffs were received on loans to borrowers who obtained lower rates and more liberal terms from competitors, including some we chose to exit due to increased credit risk evidenced in the relationship. Commercial and commercial real estate loans, which totaled $1.99 billion at March 31, 2013, decreased $10.7 million or 2% annualized since year-end 2012. Residential mortgage loans, which totaled $240.5 million at March 31, 2013, decreased $9.2 million or 15% annualized since year-end 2012. Agricultural and agricultural real estate loans, which totaled $314.6 million at March 31, 2013, decreased $13.7 million or 17% annualized since year-end 2012. Consumer loans, which totaled $247.0 million at March 31, 2013, increased $1.3 million or 2% annualized since year-end 2012.

“Growth in quality loans remains a high priority. We continue to emphasize new business development by calling on potential new commercial, agri-business and small business clients,” added Fuller.

Total deposits were $3.84 billion at March 31, 2013, compared to $3.85 billion at year-end 2012, a decrease of $3.2 million or less than 1% annualized. Demand deposits totaled $971.1 million at March 31, 2013, a decrease of $3.1 million or 1% annualized since year-end 2012. Also experiencing a decrease during the quarter, certificates of deposit totaled $848.7 million at March 31, 2013, a decrease of $18.3 million or 8% annualized. Savings deposits experienced an increase during the quarter, growing to $2.02 billion at March 31, 2013, an increase of $18.2 million or 4% annualized. The composition of Heartland's deposits continued its positive trend as no-cost demand deposits as a percentage of total deposits was 25% at both March 31, 2013, and December 31, 2012, while higher-cost certificates of deposit as a percentage of total deposits was 22% at March 31, 2013, compared to 23% at December 31, 2012.

Fuller said, “We have seen significant deposit growth over the past year. Though some growth is the result of acquisitions, the majority is organic. The key low-cost categories of demand, savings and money markets accounted for nearly $500 million of our $567 million in total deposit growth since one year ago.”

Decrease in Provision for Loan Losses; Decrease in Nonperforming Loans

The allowance for loan and lease losses at March 31, 2013, was 1.35% of loans and leases and 114.38% of nonperforming loans compared to 1.37% of loans and leases and 89.71% of nonperforming loans at December 31, 2012. The provision for loan losses was $637,000 for the first quarter of 2013 compared to $2.4 million for the first quarter of 2012, a $1.7 million or 73% decrease.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $32.8 million or 1.18% of total loans and leases at March 31, 2013, compared to $43.2 million or 1.53% of total loans and leases at December 31, 2012. Approximately 42%, or $13.7 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million. These nonperforming loans, to an aggregate of 7 borrowers, are primarily concentrated in Heartland's banks serving the Western states, with $4.4 million originated by New Mexico Bank & Trust, $4.1 million originated by Rocky Mountain Bank, $1.7 million originated by Galena State Bank & Trust Co., $1.3 million originated by Riverside Community Bank, $1.2 million originated by Arizona Bank & Trust and $1.0 million originated by Wisconsin Bank & Trust. The portion of Heartland's nonperforming loans covered by government guarantees was $454,000 at March 31, 2013. The industry breakdown for nonperforming loans with individual balances exceeding $1.0 million, as identified using the North American Industry Classification System (NAICS), was $8.4 million for lot and land development. The remaining $5.3 million was distributed among four other industry categories.

Delinquencies in each of the loan portfolios continue to be well-managed and no significant adverse trends were identified during the first quarter of 2013. Loans delinquent 30 to 89 days as a percent of total loans were 0.48% at March 31, 2013, compared to 0.32% at December 31, 2012, 0.53% at September 30, 2012, 0.46% at June 30, 2012, and 0.55% at March 31, 2012.

Other real estate owned was $36.7 million at March 31, 2013, compared to $35.8 million at December 31, 2012. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs. During the first quarter of 2013, $3.3 million of other real estate owned was sold.

The schedule below summarizes the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the first quarter of 2013, in thousands:

	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2012	$44,415	$35,822	$542	$80,779
Loan foreclosures	(5,330)	4,843	487	—
Net loan charge offs	(1,824)	—	—	(1,824)
New nonperforming loans	3,362	—	—	3,362
Reduction of nonperforming loans(1)	(7,177)	—	—	(7,177)
OREO/Repossessed assets sales proceeds	—	(3,292)	(31)	(3,323)
OREO/Repossessed assets writedowns, net	—	(669)	(23)	(692)
Net activity at Citizens Finance Co.	—	—	84	84
March 31, 2013	$33,446	$36,704	$1,059	$71,209

(1) Includes principal reductions and transfers to performing status.

Net charge-offs on loans during the first quarter of 2013 were $1.8 million compared to net recoveries of $200,000 during the first quarter of 2012.

“During the quarter we experienced significant success in the reduction of nonperforming loans, which dropped by nearly $10 million to the lowest level we've seen in five years. We continue to keep a watchful eye on credit quality as this measure remains one of our top priorities," Fuller concluded.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until April 28, 2014, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.9 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 67 banking locations in 46 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota and loan production offices in California, Nevada, Wyoming, Idaho and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xii) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended March 31,
	2013	2012
Interest Income
Interest and fees on loans and leases	$39,827	$38,399
Interest on securities:
Taxable	4,659	7,572
Nontaxable	3,198	2,271
Interest on federal funds sold	—	—
Interest on deposits in other financial institutions	4	—
Total Interest Income	47,688	48,242
Interest Expense
Interest on deposits	5,076	5,775
Interest on short-term borrowings	148	213
Interest on other borrowings	3,797	4,061
Total Interest Expense	9,021	10,049
Net Interest Income	38,667	38,193
Provision for loan and lease losses	637	2,354
Net Interest Income After Provision for Loan and Lease Losses	38,030	35,839
Noninterest Income
Service charges and fees	4,008	3,584
Loan servicing income	3,371	1,760
Trust fees	2,904	2,613
Brokerage and insurance commissions	951	910
Securities gains, net	3,427	3,943
Gain (loss) on trading account securities	314	(3)
Impairment loss on securities	—	(981)
Gains on sale of loans	9,912	8,502
Valuation adjustment on mortgage servicing rights	496	13
Income on bank owned life insurance	405	482
Other noninterest income	680	2,565
Total Noninterest Income	26,468	23,388
Noninterest Expense
Salaries and employee benefits	29,740	23,996
Occupancy	3,185	2,482
Furniture and equipment	2,051	1,446
Professional fees	3,543	2,760
FDIC insurance assessments	902	864
Advertising	1,228	1,071
Intangible assets amortization	200	131
Net loss on repossessed assets	1,340	2,904
Other noninterest expenses	4,558	4,486
Total Noninterest Expense	46,747	40,140
Income Before Income Taxes	17,751	19,087
Income taxes	5,199	6,272
Net Income	12,552	12,815
Net (income) loss attributable to noncontrolling interest, net of tax	(64)	26
Net Income Attributable to Heartland	12,488	12,841
Preferred dividends and discount	(408)	(1,021)
Net Income Available to Common Stockholders	$12,080	$11,820
Earnings per common share-diluted	$0.70	$0.71
Weighted average shares outstanding-diluted	17,187,180	16,729,925

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Interest Income
Interest and fees on loans and leases	$39,827	$39,510	$39,208	$39,382	$38,399
Interest on securities:
Taxable	4,659	5,079	4,452	5,026	7,572
Nontaxable	3,198	2,912	2,896	2,619	2,271
Interest on federal funds sold	—	3	—	1	—
Interest on deposits in other financial institutions	4	3	3	2	—
Total Interest Income	47,688	47,507	46,559	47,030	48,242
Interest Expense
Interest on deposits	5,076	5,347	5,504	5,604	5,775
Interest on short-term borrowings	148	166	215	224	213
Interest on other borrowings	3,797	4,020	4,028	4,025	4,061
Total Interest Expense	9,021	9,533	9,747	9,853	10,049
Net Interest Income	38,667	37,974	36,812	37,177	38,193
Provision for loan and lease losses	637	3,350	(502)	3,000	2,354
Net Interest Income After Provision for Loan and Lease Losses	38,030	34,624	37,314	34,177	35,839
Noninterest Income
Service charges and fees	4,008	4,002	3,944	3,712	3,584
Loan servicing income	3,371	3,468	3,016	3,056	1,760
Trust fees	2,904	2,538	2,667	2,660	2,613
Brokerage and insurance commissions	951	945	908	939	910
Securities gains, net	3,427	(108)	5,212	4,951	3,943
Gain (loss) on trading account securities	314	164	(163)	49	(3)
Impairment loss on securities	—	—	—	—	(981)
Gains on sale of loans	9,912	14,257	13,750	12,689	8,502
Valuation adjustment on mortgage servicing rights	496	197	(493)	(194)	13
Income on bank owned life insurance	405	311	382	267	482
Other noninterest income	680	1,456	543	149	2,565
Total Noninterest Income	26,468	27,230	29,766	28,278	23,388
Noninterest Expense
Salaries and employee benefits	29,740	29,283	27,064	25,384	23,996
Occupancy	3,185	3,017	2,596	2,534	2,482
Furniture and equipment	2,051	1,822	1,541	1,517	1,446
Professional fees	3,543	4,400	4,217	3,961	2,760
FDIC insurance assessments	902	810	811	807	864
Advertising	1,228	1,736	1,183	1,304	1,071
Intangible assets amortization	200	163	146	122	131
Net loss on repossessed assets	1,340	1,983	3,775	1,307	2,904
Other noninterest expenses	4,558	11,409	5,826	4,523	4,486
Total Noninterest Expense	46,747	54,623	47,159	41,459	40,140
Income Before Income Taxes	17,751	7,231	19,921	20,996	19,087
Income taxes	5,199	(2,258)	6,338	7,032	6,272
Net Income	12,552	9,489	13,583	13,964	12,815
Net (income) loss attributable to noncontrolling interest, net of tax	(64)	(82)	4	(7)	26
Net Income Attributable to Heartland	12,488	9,407	13,587	13,957	12,841
Preferred dividends and discount	(408)	(409)	(949)	(1,021)	(1,021)
Net Income Available to Common Stockholders	$12,080	$8,998	$12,638	$12,936	$11,820
Earnings per common share-diluted	$0.70	$0.54	$0.75	$0.77	$0.71
Weighted average shares outstanding-diluted	17,187,180	16,812,947	16,745,968	16,717,846	16,729,925

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Assets
Cash and cash equivalents	$78,192	$168,054	$191,126	$82,831	$150,122
Securities	1,580,719	1,561,957	1,332,082	1,331,088	1,221,909
Loans held for sale	91,708	96,165	99,429	73,284	103,460
Loans and leases:
Held to maturity	2,789,893	2,821,549	2,647,959	2,629,597	2,532,419
Loans covered by loss share agreements	6,741	7,253	8,511	9,567	11,360
Allowance for loan and lease losses	(37,528)	(38,715)	(40,401)	(41,439)	(39,362)
Loans and leases, net	2,759,106	2,790,087	2,616,069	2,597,725	2,504,417
Premises, furniture and equipment, net	128,411	128,294	120,334	114,823	111,946
Goodwill	30,627	30,627	26,590	25,909	25,909
Other intangible assets, net	20,266	18,486	15,612	14,295	13,109
Cash surrender value on life insurance	75,907	75,480	72,853	72,448	72,159
Other real estate, net	36,704	35,822	36,139	37,941	38,934
FDIC indemnification asset	528	749	1,238	1,148	1,270
Other assets	98,390	84,832	81,725	76,192	69,616
Total Assets	$4,900,558	$4,990,553	$4,593,197	$4,427,684	$4,312,851
Liabilities and Equity
Liabilities
Deposits:
Demand	$971,142	$974,232	$877,790	$799,548	$771,421
Savings	2,022,625	2,004,438	1,809,776	1,734,155	1,731,399
Time	848,689	866,990	815,470	801,204	772,939
Total deposits	3,842,456	3,845,660	3,503,036	3,334,907	3,275,759
Short-term borrowings	202,694	224,626	245,308	249,485	229,533
Other borrowings	336,577	389,025	377,536	377,543	377,362
Accrued expenses and other liabilities	104,857	126,703	72,571	90,755	64,154
Total Liabilities	4,486,584	4,586,014	4,198,451	4,052,690	3,946,808
Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common equity	329,478	320,107	310,396	290,640	281,696
Total Heartland Stockholders' Equity	411,176	401,805	392,094	372,338	363,394
Noncontrolling interest	2,798	2,734	2,652	2,656	2,649
Total Equity	413,974	404,539	394,746	374,994	366,043
Total Liabilities and Equity	$4,900,558	$4,990,553	$4,593,197	$4,427,684	$4,312,851
Common Share Data
Book value per common share	$19.54	$19.02	$18.81	$17.65	$17.09
ASC 320 effect on book value per common share	$1.03	$1.21	$1.46	$0.98	$1.09
Common shares outstanding, net of treasury stock	16,865,919	16,827,835	16,505,241	16,467,889	16,486,539
Tangible Capital Ratio(1)	6.09%	5.78%	6.18%	5.98%	5.93%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Average Balances
Assets	$4,890,023	$4,739,887	$4,532,302	$4,350,916	$4,225,815
Loans and leases, net of unearned	2,876,960	2,803,361	2,727,806	2,675,694	2,577,429
Deposits	3,801,125	3,674,507	3,415,810	3,291,293	3,201,073
Earning assets	4,404,119	4,171,475	4,019,601	3,870,360	3,784,709
Interest bearing liabilities	3,412,641	3,330,270	3,235,440	3,140,063	3,081,340
Common stockholders' equity	322,820	316,073	299,408	284,610	275,275
Total stockholders' equity	407,282	400,442	383,763	368,960	359,644
Tangible common stockholders' equity	289,453	288,359	272,078	257,212	247,744

Earnings Performance Ratios
Annualized return on average assets	1.00%	0.76%	1.11%	1.20%	1.12%
Annualized return on average common equity	15.18%	11.33%	16.79%	18.28%	17.27%
Annualized return on average common tangible equity	16.93%	12.41%	18.48%	20.23%	19.19%
Annualized net interest margin (1)	3.77%	3.81%	3.84%	4.05%	4.23%
Efficiency ratio (2)	73.06%	81.13%	74.47%	66.56%	67.71%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,990,818	$2,001,492	$1,902,588	$1,904,286	$1,842,889
Residential mortgage	240,453	249,689	228,972	220,084	202,883
Agricultural and agricultural real estate	314,606	328,311	283,697	279,285	270,687
Consumer	246,996	245,678	236,619	230,594	222,387
Unearned discount and deferred loan fees	(2,980)	(3,621)	(3,917)	(4,652)	(6,427)
Total loans and leases held to maturity	$2,789,893	$2,821,549	$2,647,959	$2,629,597	$2,532,419
Loans covered under loss share agreements:
Commercial and commercial real estate	$2,738	$3,074	$3,772	$4,497	$5,730
Residential mortgage	2,722	2,645	3,099	3,309	3,734
Agricultural and agricultural real estate	453	748	863	858	934
Consumer	828	786	777	903	962
Total loans and leases covered under loss share agreements	$6,741	$7,253	$8,511	$9,567	$11,360
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$32,356	$43,156	$40,743	$44,845	$49,940
Loans and leases past due ninety days or more as to interest or principal payments	454	—	—	—	—
Other real estate owned	35,697	35,470	35,994	37,709	38,693
Other repossessed assets	1,059	542	496	465	710
Total nonperforming assets not covered under loss share agreements	$69,566	$79,168	$77,233	$83,019	$89,343
Performing troubled debt restructured loans	$24,473	$21,121	$22,385	$24,715	$21,379
Covered under loss share agreements:
Nonaccrual loans	$636	$1,259	$2,236	$2,862	$3,189
Other real estate owned	1,007	352	145	232	241
Total nonperforming assets covered under loss share agreements	$1,643	$1,611	$2,381	$3,094	$3,430
Allowance for Loan and Lease Losses
Balance, beginning of period	$38,715	$40,401	$41,439	$39,362	$36,808
Provision for loan and lease losses	637	3,350	(502)	3,000	2,354
Charge-offs on loans not covered by loss share agreements	(3,041)	(7,455)	(2,785)	(2,219)	(1,608)
Charge-offs on loans covered by loss share agreements	(23)	(137)	(265)	(35)	—
Recoveries	1,240	2,556	2,514	1,331	1,808
Balance, end of period	$37,528	$38,715	$40,401	$41,439	$39,362
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	1.18%	1.53%	1.54%	1.71%	1.97%
Ratio of nonperforming assets to total assets	1.42%	1.59%	1.68%	1.87%	2.07%
Annualized ratio of net loan charge-offs to average loans and leases	0.26%	0.71%	0.08%	0.14%	(0.03)%
Allowance for loan and lease losses as a percent of loans and leases	1.35%	1.37%	1.53%	1.58%	1.55%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	114.38%	89.71%	99.16%	92.40%	78.82%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2013			March 31, 2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,184,567	$4,659	1.60%	$1,021,228	$7,572	2.98%
Nontaxable(1)	370,872	4,920	5.38	219,283	3,494	6.41
Total securities	1,555,439	9,579	2.50	1,240,511	11,066	3.59
Interest bearing deposits	8,985	4	0.18	3,823	—	—
Federal funds sold	1,634	—	—	148	—	—
Loans and leases:
Commercial and commercial real estate(1)	1,982,456	25,560	5.23	1,827,733	24,995	5.50
Residential mortgage	333,742	3,439	4.18	264,596	3,116	4.74
Agricultural and agricultural real estate(1)	315,176	4,364	5.62	266,763	3,933	5.93
Consumer	245,586	5,824	9.62	218,337	5,377	9.90
Fees on loans		1,194	—	—	1,395	—
Less: allowance for loan and lease losses	(38,899)	—	—	(37,202)	—	—
Net loans and leases	2,838,061	40,381	5.77	2,540,227	38,816	6.15
Total earning assets	4,404,119	49,964	4.60%	3,784,709	49,882	5.30%
Nonearning Assets	485,904			441,106
Total Assets	$4,890,023			$4,225,815
Interest Bearing Liabilities
Savings	$1,961,438	$1,633	0.34%	$1,679,651	$1,663	0.40%
Time, $100,000 and over	315,761	1,170	1.50	247,396	1,228	2.00
Other time deposits	550,633	2,273	1.67	533,153	2,884	2.18
Short-term borrowings	229,752	148	0.26	247,090	213	0.35
Other borrowings	355,057	3,797	4.34	374,050	4,061	4.37
Total interest bearing liabilities	3,412,641	9,021	1.07%	3,081,340	10,049	1.31%
Noninterest Bearing Liabilities
Noninterest bearing deposits	973,293			740,873
Accrued interest and other liabilities	96,807			43,958
Total noninterest bearing liabilities	1,070,100			784,831
Stockholders' Equity	407,282			359,644
Total Liabilities and Stockholders' Equity	$4,890,023			$4,225,815
Net interest income(1)		$40,943			$39,833
Net interest spread(1)			3.53%			3.99%
Net interest income to total earning assets(1)			3.77%			4.23%
Interest bearing liabilities to earning assets	77.49%			81.42%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Total Assets
Dubuque Bank and Trust Company	$1,436,744	$1,482,504	$1,478,943	$1,385,409	$1,407,827
New Mexico Bank & Trust	1,010,607	1,026,952	973,177	998,172	929,804
Wisconsin Bank & Trust	651,277	691,715	511,580	497,372	491,741
Rocky Mountain Bank	457,389	465,614	435,283	443,493	432,902
Riverside Community Bank	422,352	450,863	424,044	360,654	343,232
Arizona Bank & Trust	404,518	307,871	275,053	268,103	239,434
Galena State Bank & Trust Co.	294,484	295,226	295,222	309,516	289,740
Minnesota Bank & Trust	127,044	126,421	109,586	101,704	95,462
Summit Bank & Trust	115,649	119,752	104,066	102,875	98,247
Total Deposits
Dubuque Bank and Trust Company	$1,123,323	$1,150,141	$1,089,125	$959,273	$978,854
New Mexico Bank & Trust	716,938	721,445	720,520	725,537	697,060
Wisconsin Bank & Trust	533,956	549,773	424,146	415,277	409,994
Rocky Mountain Bank	380,024	372,135	354,396	356,046	362,307
Riverside Community Bank	352,189	344,005	335,899	305,120	286,529
Arizona Bank & Trust	339,797	243,044	216,851	211,318	183,321
Galena State Bank & Trust Co.	235,000	245,554	247,334	257,800	245,780
Minnesota Bank & Trust	111,886	109,862	91,179	77,119	78,338
Summit Bank & Trust	100,617	93,318	88,540	83,977	81,290
Net Income (Loss)
Dubuque Bank and Trust Company	$2,872	$5,581	$5,485	$8,463	$9,604
New Mexico Bank & Trust	3,444	1,354	4,395	1,592	2,216
Wisconsin Bank & Trust	2,544	638	1,943	1,547	2,153
Rocky Mountain Bank	1,175	2,029	1,315	2,089	963
Riverside Community Bank	827	482	607	914	369
Arizona Bank & Trust	1,714	1,346	1,534	981	(215)
Galena State Bank & Trust Co.	1,270	929	938	1,149	437
Minnesota Bank & Trust	320	412	(15)	35	(129)
Summit Bank & Trust	(45)	(69)	(1)	(100)	(123)
Return on Average Assets
Dubuque Bank and Trust Company	0.81%	1.34%	1.50%	2.39%	2.88%
New Mexico Bank & Trust	1.38	0.53	1.78	0.66	0.96
Wisconsin Bank & Trust	1.58	0.44	1.53	1.27	1.69
Rocky Mountain Bank	1.03	1.86	1.21	1.94	0.89
Riverside Community Bank	0.77	0.46	0.57	1.05	0.45
Arizona Bank & Trust	1.69	1.87	2.22	1.56	(0.37)
Galena State Bank & Trust Co.	1.82	1.25	1.24	1.58	0.62
Minnesota Bank & Trust	1.03	1.41	(0.06)	0.15	(0.58)
Summit Bank & Trust	(0.16)	(0.25)	—	(0.40)	(0.50)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.37%	3.57%	3.61%	3.67%	4.03%
New Mexico Bank & Trust	3.56	3.51	3.50	3.69	4.02
Wisconsin Bank & Trust	4.34	4.16	4.04	4.38	4.41
Rocky Mountain Bank	3.82	4.26	4.35	4.68	4.33
Riverside Community Bank	2.80	3.02	2.44	3.38	3.63
Arizona Bank & Trust	4.25	3.89	3.76	4.19	4.40
Galena State Bank & Trust Co.	3.69	3.31	3.50	3.42	3.89
Minnesota Bank & Trust	3.68	4.04	4.47	4.57	4.75
Summit Bank & Trust	3.89	3.62	3.75	3.89	4.07

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$803,084	$814,400	$827,065	$824,830	$796,789
New Mexico Bank & Trust	490,691	497,837	490,102	500,296	506,424
Wisconsin Bank & Trust	445,869	446,214	355,670	353,152	340,841
Rocky Mountain Bank	272,385	278,252	286,138	280,137	264,964
Riverside Community Bank	167,776	166,852	155,191	158,186	153,174
Arizona Bank & Trust	249,642	189,314	185,186	177,953	150,629
Galena State Bank & Trust Co.	170,500	176,109	172,530	169,160	167,677
Minnesota Bank & Trust	89,876	90,729	85,860	80,815	73,413
Summit Bank & Trust	77,305	77,264	67,909	67,932	63,658
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$8,758	$9,217	$9,760	$9,454	$9,584
New Mexico Bank & Trust	6,381	6,837	7,834	8,705	7,110
Wisconsin Bank & Trust	4,248	4,164	3,719	3,695	3,629
Rocky Mountain Bank	4,009	4,072	4,135	4,325	4,204
Riverside Community Bank	3,174	3,240	3,122	3,114	3,206
Arizona Bank & Trust	4,065	4,444	4,723	5,390	5,315
Galena State Bank & Trust Co.	1,856	2,031	1,932	1,808	1,854
Minnesota Bank & Trust	920	961	915	822	748
Summit Bank & Trust	1,339	1,204	1,478	1,370	1,132
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$2,234	$2,783	$2,378	$2,508	$3,107
New Mexico Bank & Trust	8,228	10,711	8,455	10,856	13,368
Wisconsin Bank & Trust	3,875	5,433	6,673	7,463	7,482
Rocky Mountain Bank	6,130	8,174	6,167	6,005	7,787
Riverside Community Bank	3,118	3,473	4,685	5,222	5,458
Arizona Bank & Trust	3,378	3,549	5,409	5,645	5,755
Galena State Bank & Trust Co.	3,087	5,080	3,242	3,778	3,699
Minnesota Bank & Trust	4	5	5	6	6
Summit Bank & Trust	2,001	3,159	2,913	2,691	2,709
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.09%	1.13%	1.18%	1.15%	1.20%
New Mexico Bank & Trust	1.30	1.37	1.60	1.74	1.40
Wisconsin Bank & Trust	0.95	0.93	1.05	1.05	1.06
Rocky Mountain Bank	1.47	1.46	1.45	1.54	1.59
Riverside Community Bank	1.89	1.94	2.01	1.97	2.09
Arizona Bank & Trust	1.63	2.35	2.55	3.03	3.53
Galena State Bank & Trust Co.	1.09	1.15	1.12	1.07	1.11
Minnesota Bank & Trust	1.02	1.06	1.07	1.02	1.02
Summit Bank & Trust	1.73	1.56	2.18	2.02	1.78